                                                                   EXHIBIT 10.31

                            STOCK EXCHANGE AGREEMENT

                            Dated as of July 19, 1995

                                  by and among

                  MOBILE TELECOMMUNICATION TECHNOLOGIES CORP.,

                             MICROSOFT CORPORATION,

                   KLEINER PERKINS CAUFIELD & BYERS VI, L.P.,

                          KPCB VI FOUNDERS FUND, L.P.,

                                WILLIAM H. GATES,

                                 PAUL G. ALLEN,

                         INTEGRAL CAPITAL PARTNERS, L.P.

                                       and

                  INTEGRAL CAPITAL PARTNERS INTERNATIONAL C.V.

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1  "Affiliate"........................................ 2
         Section 1.2  "Agreement"........................................ 3
         Section 1.3  "Commission"....................................... 3
         Section 1.4  "Communications Act"............................... 3
         Section 1.5  "Closing".......................................... 3
         Section 1.6  "Closing Date"..................................... 3
         Section 1.7  "Code"............................................. 3
         Section 1.8  "Commissioner"..................................... 3
         Section 1.9  "Destineer"........................................ 3
         Section 1.10  "Destineer Common Stock".......................... 3
         Section 1.11  "Destineer Minority Shares"....................... 3
         Section 1.12  "Destineer Stockholders Agreement"................ 4
         Section 1.13  "Exchange"........................................ 4
         Section 1.14  "Exchange Act".................................... 4
         Section 1.15  "Exchange Ratio".................................. 4
         Section 1.16  "Exchange Transaction"............................ 4
         Section 1.17  "Fairness Order".................................. 4
         Section 1.18  "HSR Act"......................................... 4
         Section 1.19  "Integral"........................................ 4
         Section 1.20  "Integral Capital"................................ 4
         Section 1.21  "Integral International".......................... 4
         Section 1.22  "KP".............................................. 4
         Section 1.23  "KPI"............................................. 4
         Section 1.24  "KPII"............................................ 4
         Section 1.25  "Microsoft"....................................... 5
         Section 1.26  "Minority Stockholders"........................... 5
         Section 1.27  "Mtel"............................................ 5
         Section 1.28  "Mtel Common Stock"............................... 5
         Section 1.29  "Mtel SEC Reports"................................ 5
         Section 1.30  "PA".............................................. 5
         Section 1.31  "Person".......................................... 5
         Section 1.32  "Securities Act".................................. 5
         Section 1.33  "Stockholder"..................................... 5
         Section 1.34  "Stockholders".................................... 5
         Section 1.35  "Transfer"........................................ 5
         Section 1.36  "WG".............................................. 5

                                   ARTICLE II

                               EXCHANGE OF SHARES

         SECTION 2.1  Exchange of Shares................................  6
         SECTION 2.2  Closing...........................................  7
         SECTION 2.3  Destineer Stockholders Agreement..................  8


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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1  Representations and Warranties of the

                  Minority Stockholders................................  8
                  (a)      Authority...................................  8
                  (b)      Title to Destineer Minority Shares..........  9
                  (c)      Organization................................ 10
                  (d)      Consents and Approvals...................... 10
                  (e)      No Violations............................... 11

         SECTION 3.2   Representations and Warranties of Mtel.......... 12
                  (a)      Capitalization.............................. 12
                  (b)      Mtel Common Stock........................... 12
                  (c)      Authority................................... 12
                  (d)      Organization................................ 13
                  (e)      Consents and Approvals...................... 13
                  (f)      No Violations............................... 14
                  (g)      Mtel SEC Reports............................ 15
                  (h)      Absence of Certain Changes or Events........ 15
                  (i)      Disclosure.................................. 15
                  (j)      Tax Representations......................... 16

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1   No Transfer Before Closing...................... 19
         SECTION 4.2   Covenants of Mtel............................... 20
                  (a)      Current Reports............................. 20
                  (b)      Approvals................................... 20
         SECTION 4.3   Hart-Scott-Rodino Filing........................ 21

                                    ARTICLE V

                                   CONDITIONS

         SECTION 5.1   Conditions to Closing Obligations of the
                  Minority Stockholders................................ 21
         SECTION 5.2   Conditions to Closing Obligations of
                  Mtel................................................. 22

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1   Waivers......................................... 24
         SECTION 6.2   Assignability................................... 25
         SECTION 6.3   Notices......................................... 25
         SECTION 6.4   Third Party Rights.............................. 26
         SECTION 6.5   Choice of Law................................... 27
         SECTION 6.6   Severability.................................... 27
         SECTION 6.7   Enforcement of Agreement........................ 27
         SECTION 6.8   References to Agreement......................... 28
         SECTION 6.9   Headings, etc................................... 28
         SECTION 6.10  Counterparts.................................... 28
         SECTION 6.11  Survival........................................ 29
         SECTION 6.12  Amendments...................................... 29

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

         SECTION 6.13  Agreement to Cooperate.......................... 29
         SECTION 6.14  Further Action.................................. 29
         SECTION 6.15  Expenses........................................ 30
         SECTION 6.16  Corporate Securities Law........................ 30


                                    Appendix

Appendix I      List of Minority Stockholders and Number of Shares of Mtel
                Common Stock Received in the Exchange

                            STOCK EXCHANGE AGREEMENT

     THIS STOCK EXCHANGE AGREEMENT (this "Agreement"), dated as of July 19, 1995, by and among Mobile Telecommunication Technologies Corp., a Delaware corporation ("Mtel"), Microsoft Corporation, a Washington corporation ("Microsoft"), Kleiner Perkins Caufield & Byers VI, L.P., a California limited partnership ("KPI"), KPCB VI Founders Fund, L.P., a California limited partnership ("KPII") (KPI and KPII collectively, "KP"), William H. Gates ("WG") and Paul G. Allen ("PA") in their individual capacities, Integral Capital Partners, L.P., a Delaware limited partnership ("Integral Capital"), and Integral Capital Partners International C.V., a Netherlands Antilles partnership ("Integral International") (Integral Capital and Integral International collectively, "Integral").

                                   WITNESSETH:

     WHEREAS, Mtel, Microsoft, KP, WG, PA and Integral (each individually a "Stockholder" and collectively the "Stockholders") are the holders of all of the issued and outstanding capital stock of Destineer Corporation, a Delaware corporation ("Destineer");

     WHEREAS, the parties have agreed that it is in their best interests that Mtel acquire all of the issued and outstanding shares of (i) Class A Common Stock, par value $.01 per share, and (ii) Class B Common Stock, par value $.01 per share, of Destineer (collectively, the "Destineer Common Stock") owned by Microsoft, KP, WG, PA and Integral (collectively, the

"Minority Stockholders") solely in exchange for shares of Common Stock, par value $.01 per share, of Mtel ("Mtel Common Stock"); and

     WHEREAS, upon completion of the exchange of the Destineer Common Stock owned by the Minority Stockholders for Mtel Common Stock (the "Exchange Transaction"), Destineer will be a wholly owned subsidiary of Mtel and, as such, will provide Mtel with enhanced flexibility to pursue commercial opportunities for Destineer, including the ability to utilize the distribution systems, technology and general operational know-how possessed by certain Mtel affiliates, which flexibility will also inure to the benefit of the Minority Stockholders in their capacity as Mtel stockholders.

     NOW, THEREFORE, in consideration of the premises, agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     The following terms used in this Agreement shall have the meanings set forth hereinbelow.

     Section 1.1 "Affiliate" shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. As used in this definition, "control" shall mean the power through the ownership of voting securities, contract, or otherwise to direct the affairs of another Person. Notwithstanding the foregoing, the parties hereto expressly acknowledge and agree that PA is not an Affiliate of Microsoft based on the status of PA's relationships with Microsoft as of the date hereof.

     Section 1.2 "Agreement" shall mean this Agreement as originally executed or, as the context or subject matter otherwise requires, as amended, modified, supplemented or restated from time to time.

     Section 1.3 "Commission" shall mean the United States Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     Section 1.4 "Communications Act" shall mean the Communications Act of 1934, as amended.

     Section 1.5 "Closing" shall have the meaning ascribed to such term in
Section 2.2.

     Section 1.6 "Closing Date" shall have the meaning ascribed to such term in
Section 2.2.

     Section 1.7 "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     Section 1.8 "Commissioner" shall have the meaning ascribed to such term in
Section 4.2(b).

     Section 1.9 "Destineer" shall mean Destineer Corporation, a Delaware corporation.

     Section 1.10 "Destineer Common Stock" shall have the meaning set forth in the recitals to this Agreement.

     Section 1.11 "Destineer Minority Shares" shall have the meaning ascribed to such term in Section 2.1(a).


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

     Section 1.12 "Destineer Stockholders Agreement" shall have the meaning ascribed to such term in Section 2.3.

     Section 1.13 "Exchange" shall have the meaning ascribed to such term in
Section 2.1(a).

     Section 1.14 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Section 1.15 "Exchange Ratio" shall have the meaning ascribed to such term in Section 2.1(a).

     Section 1.16 "Exchange Transaction" shall have the meaning set forth in the recitals to this Agreement.

     Section 1.17 "Fairness Order" shall have the meaning ascribed to such term in Section 4.2(b).

     Section 1.18 "HSR Act" shall mean the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended.

     Section 1.19 "Integral" shall collectively mean Integral Capital and Integral International.

     Section 1.20 "Integral Capital" shall mean Integral Capital Partners, L.P., a Delaware limited partnership.

     Section 1.21 "Integral International" shall mean Integral Capital Partners International C.V., a Netherlands Antilles limited partnership.

     Section 1.22 "KP" shall collectively mean KPI and KPII.

     Section 1.23 "KPI" shall mean Kleiner Perkins Caufield & Byers VI, L.P., a California limited partnership.

     Section 1.24 "KPII" shall mean KPCB VI Founders Fund, L.P., a California limited partnership.


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

     Section 1.25 "Microsoft" shall mean Microsoft Corporation, a Washington corporation.

     Section 1.26 "Minority Stockholders" shall have the same meaning set forth in the recitals to this Agreement.

     Section 1.27 "Mtel" shall mean Mobile Telecommunications Technologies Corp., a Delaware corporation.

     Section 1.28 "Mtel Common Stock" shall have the meaning set forth in the recitals to this Agreement.

     Section 1.29 "Mtel SEC Reports" shall have the meaning ascribed to such term in Section 3.2(g).

     Section 1.30 "PA" shall mean Paul G. Allen in his individual capacity.

     Section 1.31 "Person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

     Section 1.32 "Securities Act" shall mean the Securities Act of 1933, as amended.

     Section 1.33 "Stockholder" shall have the meaning set forth in the recitals to this Agreement.

     Section 1.34 "Stockholders" shall have the meaning set forth in the recitals to this Agreement.

     Section 1.35 "Transfer" shall have the meaning ascribed to such term in
Section 4.1.

     Section 1.36 "WG" shall mean William H. Gates in his individual capacity.

                                   ARTICLE II

                               EXCHANGE OF SHARES

     SECTION 2.1 Exchange of Shares. (a) Upon the terms and subject to the conditions set forth herein, at the Closing, Mtel shall acquire, and each of the Minority Stockholders shall sell and transfer to Mtel, all of the Destineer Common Stock owned of record or beneficially by each of the Minority Stockholders (the "Destineer Minority Shares"), and solely in exchange therefor, Mtel shall issue to each of the Minority Stockholders 1,170 shares of Mtel Common Stock (the "Exchange Ratio") for each share of Destineer Common Stock held by the Minority Stockholders as of the Closing Date (the "Exchange"). Upon the completion of the Exchange, Destineer shall be a wholly owned subsidiary of Mtel. Each Minority Stockholder expressly acknowledges and agrees that the difference in the rights of the holders of the Class A and Class B Common Stock of Destineer upon any liquidation of Destineer are not such as to warrant differing Exchange Ratios with respect to such classes of Destineer Common Stock.

     (b) At the Closing, (i) each of the Minority Stockholders shall deliver to Mtel the certificates representing all of the issued and outstanding Destineer Minority Shares owned of record or beneficially by such Minority Stockholder, duly and properly endorsed for transfer to Mtel, accompanied by a written instrument or instruments of transfer, in form and content satisfactory to Mtel, duly executed by each of the Minority Stockholders; and (ii) Mtel shall deliver to each of the Minority Stockholders certificates representing such number of shares of

Mtel Common Stock as is calculated by multiplying the number of shares of Destineer Common Stock held by each of such Minority Stockholders by the Exchange Ratio. The number of shares of Mtel Common Stock to be delivered to each Minority Stockholder is set forth on Appendix I hereto opposite the name of each of the Minority Stockholders; provided, however, that if, prior to the Closing Date (as defined below), Mtel should split or combine the Mtel Common Stock, or pay a stock dividend or other stock distribution in Mtel Common Stock, or otherwise change the Mtel Common Stock into any other type or kind of securities, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, stock dividend or other stock distribution or change.

     SECTION 2.2 Closing. Subject to satisfaction or waiver of all covenants or conditions precedent set forth in Articles II, IV and V hereof, the Exchange shall be completed (the "Closing") at the offices of Brobeck, Phleger & Harrison, 550 West C Street, Suite 1300, San Diego, California 92101, at 10:00 a.m. local time on the date immediately following the later of (i) the issuance of the Fairness Order (as defined in Section 4.2(b)) or (ii) the expiration or termination of the waiting period applicable to the consummation of the Exchange Transaction under the HSR Act, or at such other place and on such other date and time as the parties may agree (the "Closing Date"); provided, however, that if the transactions contemplated by this Agreement have not been consummated by 11:59 p.m. (Pacific Standard Time) on December 31, 1995, then this Agreement shall, without further action by any party hereto, be terminated and shall thereafter be of no further force and effect, and no party shall have any liability hereunder except for its or his prior breach.

     SECTION 2.3 Destineer Stockholders Agreement. The existing Stockholders Agreement dated as of March 23, 1994 by and among the Stockholders and amended on July 27, 1994 (the "Destineer Stockholders Agreement") shall be deemed terminated simultaneously with the Closing.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.1 Representations and Warranties of the Minority Stockholders. Each of the Minority Stockholders, solely with respect to itself, hereby represents and warrants to Mtel as follows:

     (a) Authority. Such Minority Stockholder has the full right, power and authority to enter into, execute, deliver and carry out the terms of this Agreement and the transactions contemplated hereby and to perform his or its obligations hereunder, including, without limitation, to sell, assign, surrender and deliver his or its Destineer Minority Shares to Mtel. Such Minority Stockholder, if it is a corporation, has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Such Minority Stockholder, if it is a natural person, (i) has the full right, power and capacity necessary to enter into, execute and perform his obligations under this Agreement and the transactions contemplated hereby, (ii) has read all provisions of this Agreement, has reviewed such provisions with counsel to the extent such Minority Stockholder deemed appropriate, understands each of such provisions and voluntarily agrees to be bound hereby and (iii) if such Minority Stockholder is married and such Minority Stockholder's Destineer Minority Shares constitute community property, this Agreement and the transactions contemplated hereby has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Minority Stockholder's spouse, enforceable against such person in accordance with its terms. Such Minority Stockholder, if it is a partnership, is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation with full partnership power and authority necessary to enter into, execute, deliver and carry out the terms of this Agreement and the transactions contemplated hereby and to perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of such Minority Stockholder enforceable in accordance with its terms, except (i) as the enforceability hereof may be limited by applicable bankruptcy or other laws affecting the enforcement of creditors' rights generally and (ii) as to equitable remedies, to the equitable discretion of the courts.

     (b) Title to Destineer Minority Shares. As of the Closing Date, such Minority Stockholder will have good and valid title to the Destineer Minority Shares owned of record or beneficially by such Minority Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or any other encumbrances whatsoever (other than pursuant to the Destineer Stockholders Agreement being terminated as of the Closing Date); and upon surrender to Mtel of such Destineer

Minority Shares against the delivery by Mtel of the Mtel Common Stock pursuant hereto, Mtel will receive good and valid title to such Destineer Minority Shares, free and clear of any liens, claims, security interests, proxies, voting trusts or any other encumbrances whatsoever.

     (c) Organization. (i) Microsoft is a corporation duly formed, validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to own and operate its assets and properties and carry on its business as presently conducted and is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or occupancy of its properties or its activities presently makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon its business, properties or assets and (ii) KPI, KPII, Integral Capital and Integral International are each partnerships duly formed, validly existing and in good standing under the laws of their jurisdiction of formation with full partnership power and authority to own and operate their assets and properties and carry on their businesses as presently conducted.

     (d) Consents and Approvals. Except for the filings by Mtel and Microsoft mandated by the HSR Act with respect to the Exchange Transaction, which filings shall be made by Mtel and Microsoft as soon as practicable after the date hereof, all authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit such Minority Stockholder to execute and deliver this Agreement, and to perform his or its obligations hereunder, have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect; provided, that no such representation and warranty is given with respect to the Communications Act.

     (e) No Violations. Neither the execution or delivery by such Minority Stockholder of this Agreement, nor the consummation by such Minority Stockholder of the transaction herein contemplated, nor the fulfillment by such Minority Stockholder of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, judgment or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to such Minority Stockholder; provided, that no such representation and warranty is given with respect to the Communications Act, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of Microsoft's, KPI's, KPII's, Integral Capital's or Integral International's constituent documents, (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which such Minority Stockholder is a party or by which he or it is bound or (iv) except as provided herein, result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon such Minority Stockholder's property or assets (including, without limitation, the Mtel Common Stock to be acquired by such Minority Stockholder pursuant to this Agreement). Such Minority Stockholder is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement and the transactions contemplated hereby.

     SECTION 3.2 Representations and Warranties of Mtel. Mtel hereby represents and warrants as follows:

     (a) Capitalization. The authorized capital stock of Mtel consists of 75,000,000 shares of Mtel Common Stock of which 49,807,141 shares are issued and outstanding as of June 30, 1995; and 25,000,000 shares of preferred stock, par value $.01 per share, of which 750,000 shares have been designated as Series C Junior Participating Preferred Stock, 3,750,000 shares have been designated $2.25 Cumulative Convertible Exchangeable Preferred Stock and are issued and outstanding as of June 30, 1995, and 20,500,000 shares remain undesignated.

     (b) Mtel Common Stock. The shares of Mtel Common Stock, when issued and delivered to each of the Minority Stockholders in exchange for the Destineer Minority Shares pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and each of the Minority Stockholders will receive good title to such shares, free and clear of any liens, claims, security interests or encumbrances whatsoever.

     (c) Authority. Mtel has the full corporate power and authority to enter into, execute, deliver and carry out the terms of this Agreement and the transactions contemplated hereby. Mtel has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and this Agreement constitutes a valid and binding agreement of Mtel, enforceable in accordance with its terms, except (i) as the enforceability hereof may be limited by applicable bankruptcy or other laws affecting the enforcement of creditors' rights generally and (ii) as to equitable remedies, to the equitable discretion of the courts.

     (d) Organization. Mtel is a corporation duly formed, validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to own and operate its assets and properties and carry on its business as presently conducted and is duly qualified to do business and is in good standing in all jurisdictions in which the ownership or occupancy of its properties or its activities presently makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon its business, properties or assets.

     (e) Consents and Approvals. Except for the filings by Mtel and Microsoft mandated by the HSR Act with respect to the Exchange Transaction, which filings shall be made by Mtel and Microsoft as soon as practicable after the date hereof, all authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit Mtel to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings are in full force and effect.

     (f) No Violations. Neither the execution or delivery by Mtel of this Agreement, nor the consummation by Mtel of the transaction herein contemplated, nor the fulfillment by Mtel of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, judgment or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to Mtel including, without limitation, the Communications Act and the rules and regulations promulgated thereunder, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of Mtel's constituent documents, (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which Mtel is a party or by which it is bound or (iv) except as provided herein, result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of Mtel's property or assets (including, without limitation, the Mtel Common Stock to be acquired by the Minority Stockholders pursuant to this Agreement). Mtel is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement and the transactions contemplated hereby.


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

     (g) Mtel SEC Reports. Mtel has previously delivered to each of the Minority Stockholders, the receipt of which is hereby acknowledged, copies of (i) Mtel's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as filed with the Commission, (ii) Mtel's Annual Report to stockholders for the most recent fiscal year in the form provided to stockholders, (iii) Mtel's proxy statement relating to the 1995 annual meeting of stockholders, (iv) Mtel's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 and (v) all of the reports and registration statements filed by Mtel with the Commission since December 31, 1994 (other than registration statements on Form S-8) (collectively, the "Mtel SEC Reports"). As of their respective dates, the Mtel SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) Absence of Certain Changes or Events. Since December 31, 1994, there has not been any material adverse change or any event which would reasonably be expected to result in material adverse change in the business, operations, properties, assets, liabilities, condition (financial or other) or results of operations of Mtel.

     (i) Disclosure. No statement contained in this Agreement or in any schedule, exhibit or other instrument furnished by Mtel to the Minority Stockholders pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material


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fact necessary in order to make the statements contained herein or therein not misleading.

     (j) Tax Representations.

          (i) Mtel is participating in the Exchange Transaction for good and valid business reasons;

          (ii) The terms of this Agreement, including the Exchange Ratio, were bargained for and agreed to between unrelated parties in an arm's-length negotiation;

          (iii) At the time of the Closing, Destineer will have no outstanding equity interests other than shares of Destineer Common Stock. At the time of the Closing, Destineer will have no outstanding warrants (other than warrants issued to Microsoft), options or convertible securities nor any other type of right outstanding pursuant to which any person could acquire shares of Destineer Common Stock or any other equity interest in Destineer;

          (iv) In the Exchange Transaction, all shares of Destineer Common Stock (other than shares already owned by Mtel) will be exchanged solely for voting stock of Mtel and Mtel will own, immediately following the Exchange Transaction, all of the issued and outstanding stock of Destineer;

          (v) At the time of the Closing, there will exist no rights to acquire Destineer capital stock or to vote (or restrict or otherwise control the vote of) Destineer capital stock which, if exercised, could affect Mtel's acquisition and retention of Control of Destineer. As used in this Section 3.2(j), "Control" of a corporation shall consist of ownership of stock possessing at least eighty percent (80%) of the total


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     combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own voting stock if rights to vote such stock
     (or to restrict or otherwise control the voting of such stock) are held by a third party (including a voting trust) other than an agent of such person;

          (vi) There will be no dissenters to the Exchange Transaction;

          (vii) Destineer has no obligation, understanding, agreement, plan or intention to issue additional shares of its capital stock after the Exchange Transaction that would result in Mtel losing Control of Destineer, and Mtel has no obligation, understanding, agreement, plan or intention to cause Destineer to issue additional shares of its capital stock after the Exchange Transaction that would result in Mtel losing Control of Destineer;

          (viii) Mtel has no plan or intention to reacquire any of its stock issued in the Exchange Transaction;

          (ix) Mtel has no plan or intention to sell, exchange, distribute, transfer or otherwise dispose of any capital stock of Destineer (other than transfers described in Section 368(a)(2)(C) of the Code); to liquidate Destineer; or to merge Destineer with or into any other corporation (including Mtel or its affiliates);

          (x) Destineer has no plan or intention to sell or otherwise dispose of any of its assets except for dispositions made in the ordinary course of business, and Mtel has no plan or intention to cause Destineer to sell or otherwise dispose of any of its assets except for dispositions made in the ordinary course of business;

          (xi) Destineer will, following the Closing, either continue to conduct Destineer's historic business or use a significant portion of Destineer's historic business assets in another business;

          (xii) On the Closing Date, the fair market value of Destineer's assets will exceed the sum of its liabilities plus the liabilities, if any, to which the Destineer assets are subject;

          (xiii) Neither Mtel nor Destineer is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

          (xiv) Neither Mtel nor Destineer is an investment company within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

          (xv) Mtel does not intend to pay any consideration (directly or indirectly, actually or constructively) for Destineer capital stock other than Mtel Common Stock;

          (xvi) Mtel has not acquired any other shares of Destineer capital stock in contemplation of the Exchange Transaction or as part of any plan, intention or prearrangement which included the acquisition of the Destineer capital stock in the Exchange;

          (xvii) There is no intercorporate indebtedness existing between Mtel and Destineer that was issued, acquired or will be settled at a discount as a result of the Exchange Transaction, and Mtel will assume no liabilities of Destineer or any Destineer stockholder in connection with the Exchange Transaction; and

          (xviii) Mtel and Destineer both intend that the Exchange Transaction qualify as a "reorganization" within the meaning of Code Section 368(a)(1)(B) and each will report the Exchange Transaction on all tax returns, reports, and on all other instruments, documents, statements and reports, consistent with such qualification.

                                   ARTICLE IV

                                    COVENANTS

     SECTION 4.1 No Transfer Before Closing. Each of the Minority Stockholders, as to itself, covenants with Mtel that from and after the date hereof to the Closing Date such Minority Stockholder shall not (i) transfer or encumber (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge, alienation, assignment or other disposition, directly or indirectly, by operation of law or otherwise (collectively, a "Transfer")), or consent to any transfer of, any or all of such Minority Stockholder's Destineer Minority Shares or any interest therein, except pursuant to this Agreement or by transfer upon an individual Minority Stockholder's death, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all such Destineer Minority Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to such Destineer Minority Shares, (iv) deposit such Destineer Minority Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Destineer Minority Shares.

     SECTION 4.2 Covenants of Mtel. Mtel covenants with each of the Minority Stockholders as follows:

     (a) Current Reports. Mtel shall, for a period of three years from the Closing Date, keep current in the filing of all reports required to be filed with the Commission pursuant to the Exchange Act.

     (b) Approvals. Mtel shall use its best efforts to obtain, and to cause to be maintained in effect, all authorizations, approvals, exemptions or permits, if any, of any governmental authority or regulatory body of any state or the United States that may be required in connection with the lawful issuance of the Mtel Common Stock by Mtel pursuant to this Agreement. Promptly following the execution and delivery of this Agreement, Mtel shall file with the Department of Corporations for the State of California such applications, motions, pleadings and other papers as may be necessary or desirable to cause the California Commissioner of Corporations (the "Commissioner") to give notice of and convene a hearing pursuant to Section 25142 of the California Corporations Code pursuant to which the Commissioner is authorized to approve the terms and conditions in order to obtain an order (the "Fairness Order") issued by the Commissioner reflecting such approval.

     SECTION 4.3 Hart-Scott-Rodino Filing. Mtel and Microsoft shall use their respective best efforts to make all filings that are mandated by the HSR Act with respect to the Exchange Transaction. Mtel and Microsoft shall promptly file any additional information requested by any governmental agency with respect to said filing as soon as practicable after receipt of such request.

                                    ARTICLE V

                                   CONDITIONS

     SECTION 5.1 Conditions to Closing Obligations of the Minority Stockholders. The obligation of each of the Minority Stockholders hereunder to transfer the Destineer Minority Shares to Mtel at the Closing is subject to satisfaction of each of the following conditions at or prior to the Closing Date, unless waived by each of the Minority Stockholders:

     (a) The representations and warranties of Mtel set forth in Section 3.2 hereof shall be true in all material respects as of the Closing Date and Mtel shall have complied with or performed in all material respects all of the agreements, covenants and obligations hereunder required to be performed by it as of such date and each Minority Stockholder shall have received at the Closing a certificate from an appropriate officer of Mtel to that effect, dated as of the Closing Date;

     (b) All authorizations, approvals, exemptions or permits, if any, of any governmental authority or regulatory body of any state or the United States that are required in connection with the lawful issuance of the Mtel Common Stock pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date, and the Commissioner shall have issued the Fairness Order and such order shall be in full force and effect and shall not have been modified or amended in any material respect;

     (c) No preliminary or permanent injunction or other order or decree by any Federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (each party hereto agreeing to use its best efforts to have any such injunction, order or decree vacated);

     (d) All governmental consents, orders and approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in effect as of the Closing Date, and all consents, orders and approvals legally required for the consummation of the transaction contemplated hereby shall become final orders; and

     (e) The Minority Stockholders shall have received an opinion from Powell, Goldstein, Frazer & Murphy, dated the Closing Date, to the effect that this Agreement has been duly authorized, executed and delivered by Mtel and is a valid and binding obligation of Mtel, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditor's rights generally and remedies generally.

     SECTION 5.2 Conditions to Closing Obligations of Mtel. Mtel's obligations hereunder to acquire the Destineer Minority Shares from the Minority Stockholders and to issue and deliver the Mtel Common Stock to the Minority Stockholders at the

Closing, are subject to satisfaction of each of the following conditions at or prior to the Closing Date, unless waived by Mtel:

     (a) The representations and warranties of each Minority Stockholders set forth in Section 3.1 hereof shall be true in all material respects as of the Closing Date and each Minority Stockholder shall have complied with or performed all of the agreements, covenants and obligations hereunder required to be performed in all material respects by it as of such date, including, without limitation, the surrender of the Destineer Minority Shares as contemplated in
Section 2.1 hereof; and Mtel shall have received at the Closing a certificate from each such Minority Stockholder to that effect, dated as of the Closing Date;

     (b) All authorizations, approvals, exemptions or permits, if any, of any governmental authority or regulatory body of any state or the United States that are required in connection with the lawful issuance and sale of the Mtel Common Stock by Mtel pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date, and the Commissioner shall have issued the Fairness Order and such order shall be in full force and effect and shall not have been modified or amended in any material respect;

     (c) Mtel shall have received an opinion from Marilyn J. Fried, Esq. in form and substance reasonably satisfactory to Mtel, dated the Closing Date, to the effect that (i) the Commissioner has the power, authority and standing to approve the terms and conditions of the Exchange and issue the

Fairness Order, and (ii) upon issuance of the Fairness Order, the shares of Mtel Common Stock issued to the Minority Stockholders in the Exchange Transaction shall be deemed "exempted securities" as provided in Section 3(a)(10) of the Securities Act;

     (d) No preliminary or permanent injunction or other order or decree by any Federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (each party hereto agreeing to use its best efforts to have any such injunction, order or decree vacated); and

     (e) All governmental consents, orders and approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in effect as of the Closing Date, and all consents, orders and approvals legally required for the consummation of the transactions contemplated hereby shall have become final orders.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.1 Waivers. The failure at any time of any party hereto to require performance by any other party hereto of any responsibility or obligation required by this Agreement shall in no way affect a party's right to require such performance at any time thereafter, nor shall the waiver by the party of a breach of any provision of this Agreement by any other party constitute a waiver of any other breach of the same or any other provision of this Agreement nor constitute a waiver of the responsibility or obligation itself.

     SECTION 6.2 Assignability. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of each party hereto, and, if such party is a natural person, such party's personal representatives, heirs or legatees.

     SECTION 6.3 Notices. In any case where any notice or other communication is required or permitted to be given hereunder such notice or communication shall be in writing and (a) personally delivered, (b) sent by registered United States mail, postage prepaid, return receipt requested, (c) transmitted by telecopy or
(d) sent by way of a recognized overnight courier service, postage prepaid, return receipt requested with instructions to deliver on the next business day, in each case as follows:

         (i)               If to Mtel, to:

                           Mobile Telecommunication Technologies Corp.
                           2055 Gateway Place, Suite 400
                           San Jose, California  95110
                           Attention: Leonard G. Kriss, Esq.
                           Telecopy: (408) 451-3991

                           with a copy to:

                           Powell, Goldstein, Frazer & Murphy
                           Sixteenth Floor
                           191 Peachtree Street, NE
                           Atlanta, Georgia  30303
                           Attention: Richard H. Miller, Esq.
                           Telecopy: (404) 572-5958

         (ii)              If to Microsoft, to:

                           Microsoft Corporation
                           One Microsoft Way
                           Redmond, Washington  98052-6399
                           Attention: Greg Maffei
                           Telecopy: (206) 936-2625

                           with a copy to:

                           Microsoft Corporation
                           One Microsoft Way

                           Redmond, Washington  98052-6399
                           Attention: Law and Corporate Affairs
                           Telecopy: (206) 869-1327

         (iii)             If to KP, to:

                           Kleiner Perkins Caufield & Byers
                           2750 Sand Hill Road
                           Menlo Park, California  94025
                           Attention: Kevin Compton
                           Telecopy:  (415) 233-0300

         (iv)              If to WG, to:

                           William H. Gates
                           c/o Microsoft Corporation
                           One Microsoft Way
                           Redmond, Washington  98052-6399
                           Telecopy: (206) 869-1327

         (v)               If to PA, to:

                           Paul G. Allen
                           c/o Vulcan Northwest
                           110 110th Avenue N.E.
                           Suite 550
                           Bellevue, Washington  98004
                           Attention:  William D. Savoy
                           Telecopy:  (206) 453-1985

         (vi)              If to Integral, to:

                           Integral Capital Management
                           2750 Sand Hill Road
                           Menlo Park, California  94025
                           Attention: John Powell
                           Telecopy:  (415) 233-0366

     All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) on the fifth day following posting if by registered United States mail, (iii) when sent if by confirmed telecopy or (iv) on the next business day following deposit with an overnight courier.

     SECTION 6.4 Third Party Rights. Nothing in this Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any person other than Mtel and the Minority Stockholders, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

     SECTION 6.5 Choice of Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California without giving effect to the principles of conflict of laws thereof. The parties acknowledge that Mtel's offer to enter into the Exchange Transaction was made in California and that the Exchange Transaction is to be consummated in California.

     SECTION 6.6 Severability. Should any provision of this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

     SECTION 6.7 Enforcement of Agreement. Any action or proceeding brought by any party to this Agreement, in connection with or relating to this Agreement or any provision hereof shall be brought only in a federal or state court of competent jurisdiction in California. Each of the parties hereto, solely in connection with any such action or proceeding, does hereby (a) submit to the jurisdiction of any such court and (b) waive any defense of or relating to lack of jurisdiction with respect to any such action or proceeding in any such court.

     SECTION 6.8 References to Agreement. Any reference herein to this Agreement shall be deemed to be a reference to such Agreement as the same may be modified, varied, amended or supplemented from time to time by the parties hereto in accordance with the provisions hereof. Unless the context otherwise expressly requires, the words "herein," "hereof" and "hereunder" and other words of similar importance refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. SECTION 6.9 Headings, etc. The Article and Section headings in this Agreement, and the table of contents included herein, are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural. References herein to masculine, feminine or neuter pronouns shall be construed to refer to another gender when the context may require.

     SECTION 6.9 Headings, etc. The Article and Section headings in this Agreement, and the table of contents included herein, are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural. References herein to masculine, feminine or neuter pronouns shall be construed to refer to another gender when the context may require.

     SECTION 6.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     SECTION 6.11 Survival. All covenants, representations and warranties made by any party herein or in any certificate or other instrument delivered at the Closing by it or on its behalf under this Agreement shall survive the Closing. All statements in any such certificate or other instrument shall constitute warranties and representations by the party delivering the same hereunder. The covenants, representations and warranties made by each Minority Stockholder hereunder are several and not joint.

     SECTION 6.12 Amendments. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto or by their respective successors and assigns.

     SECTION 6.13 Agreement to Cooperate. Subject to the terms and conditions herein provided, each of the parties hereto shall cooperate and use their respective best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the closing conditions to consummate and make effective the transactions contemplated by this Agreement.

     SECTION 6.14 Further Action. If at any time after the Closing Date Mtel or any Minority Stockholder shall consider that any further agreements, documents, instruments or assurances in law or any other things are necessary or desirable to carry out the provisions of this Agreement, the parties to this Agreement shall execute and deliver any and all such agreements, documents, instruments or assurances in law and do all other things necessary or proper which shall be reasonably requested to carry out the provisions of this Agreement.

     SECTION 6.15 Expenses. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives and counsel employed by any such party, shall be borne solely and entirely by the party which has incurred the same.

     SECTION 6.16 Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


                   [Balance of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Stock Exchange Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first written above.

                                    MOBILE TELECOMMUNICATION
                                    TECHNOLOGIES CORP.

                                    By:    /s/ John E. Welsh III
                                           --------------------------
                                           Name: John E. Welsh III
                                           Title: Vice Chairman

                                    MICROSOFT CORPORATION

                                    By:    /s/ Gergory Maffei
                                           --------------------------
                                           Name: Gergory Maffei
                                           Title: Treasurer

                                    KLEINER PERKINS CAUFIELD & BYERS VI, L.P.

                                    By:    /s/ James Lally
                                           --------------------------
                                           Name: James Lally
                                           Title: General Partner

                                    KPCB VI FOUNDERS FUND, L.P.

                                    By:    /s/ James Lally
                                           --------------------------
                                           Name: James Lally
                                           Title: General Partner

                                    INTEGRAL CAPITAL PARTNERS, L.P.

                                    By:    /s/ Authorized Signature
                                           --------------------------
                                           Name: Authorized Person
                                           Title: General Partner

                                   INTEGRAL CAPITAL PARTNERS INTERNATIONAL, C.V.

                                    By:    /s/ Authorized Signature
                                           --------------------------
                                           Name:  Authorized Person
                                           Title: Authorized Signature

                                    /s/ William H. Gates
                                    -------------------------------
                                    William H. Gates

                                    /s/ Paul G. Allen
                                    -------------------------------
                                    Paul G. Allen

                                                                      Appendix I

               List of Minority Stockholders and Number of Shares
                  of Mtel Common Stock Received in the Exchange

 Name of            Number of Shares                                Number of
 Minority             of Destineer           Exchange             Shares of Mtel
Stockholder           Common Stock            Ratio                Common Stock
- -----------           ------------            -----                ------------

Microsoft                1,500               1,170:1                 1,755,000

KPI                        710               1,170:1                   830,700

KPII                       110               1,170:1                   128,700

WG                         500               1,170:1                   585,000

PA                         500               1,170:1                   585,000

Integral
  Capital                   91               1,170:1                   106,470

Integral                     9               1,170:1                    10,530
  International